SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               [GRAPHIC OMITTED]

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 15, 2006



                         First Federal Bankshares, Inc.
                         -----------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                          0-25509                42-1485449
------------------------------     -----------------------    ----------------
    (State or other                (Commission File Number)   (I.R.S. Employer
jurisdiction of incorporation)                               Identification No.)



329 Pierce Street, Sioux City, Iowa                                 51101
-----------------------------------                              -----------
(Address of principal executive offices)                         (Zip Code)


                                 (712) 277-0200
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))


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Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
           Appointment of Principal Officers.
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     On June 15, 2006,  David Clay resigned from the Board of Directors of First
Federal Bankshares, Inc. (the "Company") and from the Boards of the Company's affiliates, including First Federal Bank, the Company's savings bank subsidiary. Mr. Clay had served on the Boards of Directors since 1998. Mr. Clay's resignation reflects his desire to spend more time on family and related personal interests. The Board of Directors expressed gratitude for Mr. Clay's dedicated service and for the wise counsel, advice, and direction he provided to the Company over the past eight years.

     The Company has initiated a search to fill the vacancy created by Mr. Clay's resignation. The Board also has designated Ronald A. Jorgensen, currently a member of the Company's Board, as Mr. Clay's successor as Chairman of the Audit Committee. Mr. Jorgensen, Vice President for Business and Finance of Morningside College in Sioux City, Iowa, has been a member of the Company's
Audit Committee since October 2005 and qualifies as an "audit committee financial expert."

Item 9.01. Financial Statements and Exhibits.
           ---------------------------------

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits. None.





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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                               FIRST FEDERAL BANKSHARES, INC.

Dated:  June 15, 2006                   By: /s/ Michael W. Dosland
                                           ----------------------------------
                                           Michael W. Dosland
                                           President and Chief Executive Officer
                                           (Duly authorized representative)